INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 1st day of October, 2006, by and between BlackRock Advisors, LLC, a Delaware limited liability company ("BlackRock")(the "Adviser"), and Met Investors Advisory LLC, a Delaware limited liability company (the "Manager").

         WHEREAS, the Manager serves as investment manager of Met Investors Series Trust (the "Trust"), a Delaware business trust which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act") pursuant to a management agreement dated December 8, 2000, as amended from time to time (the "Management Agreement"); and

         WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the BlackRock Large-Cap Core Portfolio (the "Portfolio"); and

         WHEREAS, pursuant to the terms of the Management Agreement, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing investment advisory services for the Portfolio; and

         WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. Employment of the Adviser. The Manager hereby employs the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent or otherwise be deemed an agent of the Manager, the Portfolio or the Trust in any way. The Manager hereby authorizes the Adviser, in accordance with usual and customary practices, to open accounts, execute documents, indemnities and representation letters in the name of, binding against and on behalf of the Manager for all purposes necessary or desirable in the Adviser's reasonable view to effectuate the Adviser's activities under this Agreement and accordingly, the Adviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Adviser shall act as the Manager's and the Trust's agent and attorney-in-fact.

         Copies of the Trust's Registration Statement, as it relates to the Portfolio (the "Registration Statement"), and the Trust's Declaration of Trust and Bylaws (collectively, the "Charter Documents"), each as currently in effect, have been or will be delivered to the Adviser. The Manager agrees, on an ongoing basis, to notify the Adviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission ("SEC") and amendments to the Charter Documents. The Manager will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Trust's Board of Trustees and agrees to promptly provide the Adviser copies of all amendments thereto. The Adviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Manager.

         The Manager shall timely furnish the Adviser with such additional information as may be reasonably necessary for or requested by the Adviser to perform its duties and responsibilities pursuant to this Agreement. The Manager shall cooperate with the Adviser in setting up and maintaining brokerage accounts and other accounts the Adviser deems advisable to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

         2. Obligations of and Services to be Provided by the Adviser. The Adviser undertakes to provide the following services and to assume the following obligations:

                  a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time, in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in accordance therewith. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Adviser's authority and discretion hereunder shall include, without limitation, the power to buy, sell, retain and exchange investments and effect transactions; and other powers as the Adviser deems appropriate in relation to investing and executing transactions for the Portfolio. The Adviser shall render such reports to the Trust's Board of Trustees and the Manager as they may reasonably request concerning the investment activities of the Portfolio, provided that the Adviser shall not be responsible for Portfolio accounting. Unless the Manager gives the Adviser written instructions to the contrary, the Adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders, direct the Portfolio's custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

                  b. To the extent provided in the Trust's Registration Statement, as such Registration Statement may be amended from time to time, the Adviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select including affiliates of the Adviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged. Subject to seeking the most favorable price and execution, the Board of Trustees or the Manager may cause the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment. The Adviser will place orders for the execution of transactions for the Portfolio in accordance with Part II of the Adviser's Form ADV as may be amended from time to time. Best price, giving effect to commissions and commission equivalents, if any, and other transaction costs, is normally an important factor in this decision, but the selection also takes into account the quality of brokerage services, including such factors as execution capability, willingness to commit capital, creditworthiness and financial stability, and clearance and settlement capability, and the provisions of research and other services. Accordingly, transactions will not always be executed at the lowest available price or commission. The Adviser may select a broker-dealer that furnishes the Adviser directly or through correspondent relationships with third party research or other services which provide in the Adviser's view appropriate assistance to the Adviser in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions, if such instruments are permitted by each applicable Portfolio prospectus and Statement of Additional Information. Such research or other services may include research reports on companies, industries, and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. These selections, and the total amount of commissions and commission equivalents given a particular broker-dealer, may be made pursuant to an agreement that would bind the Adviser to compensate the selected broker-dealer for the services provided. Research and other services obtained in this manner may be used in servicing any or all of the Adviser's clients and may be used in connection with accounts other than those that pay commissions and commission equivalents to the broker-dealer relating to the research or other service arrangements. The Adviser may endeavor to direct sufficient commissions or commission equivalents to broker-dealers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services the Adviser believes is useful in its investment decision-making process.

                  c. In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Manager or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

                  d. The Adviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Manager, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses.

                  e. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for the Portfolio or for the Manager, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the Trust's Registration Statement and Charter Documents, written instructions of the Manager and any policies adopted by the Trust's Board of Trustees applicable to the Portfolio (collectively, the "Charter Requirements"), and in accordance with applicable law (including Subchapters M and the diversification requirements of section 817(h) of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), the Adviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of the Portfolio's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator. The Adviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code. The Adviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Adviser shall have no responsibility to monitor certain limitations or restrictions for which the Adviser has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Manager.

                  f. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Adviser, whether public or private.

                  g. The Adviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Portfolio. The Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

                  h. In accordance with procedures and methods established by the Trustees of the Trust and with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time and shall be provided to the Adviser on a timely basis, the Adviser shall provide reasonable assistance to the Trust's valuation committee in the Trust's determination of the fair value of all securities and other investments/assets in the Portfolio, as necessary, and if the Adviser obtains valuation information or a price(s) from a party(ies) independent of the Adviser for securities in a portfolio Adviser manages or advises, for each such security or other investment/asset in the Portfolio for which market prices are not readily available.

                  i. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser, in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser.

                  j. The Adviser may in its sole discretion, and in accordance with applicable law, invest the Portfolio in any investment company, unit trust or other collective investment fund, registered or non-registered, for which the Adviser or any of its affiliates services as investment adviser ("Affiliated Fund"); provided, however, that the purposes of such investment are limited to management of short-term cash balances in the Portfolio. The Adviser will make such investments only if in its view the Affiliated Fund is, based on yield, safety, charges, nature of investment program, liquidity and other relevant factors, at least as good an investment as competing investments. In connection with such investments, the Portfolio will pay all fees associated with investing in the Affiliated Fund and no portion of any Affiliated Fund's advisory, administrative or 12b-1 fee will be offset against fees payable in accordance with the fee schedule hereunder. The Manager may revoke its consent to investment in Affiliated Funds at any time by written notice to the Adviser.

                  k. The Manager authorizes the Adviser, at the Adviser's discretion, to bunch or aggregate orders on a daily basis for the Portfolio with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which the Adviser, its affiliates and/or their personnel have beneficial interests) in the manner in which the Adviser shall determine appropriate and may, in accordance with the applicable rules of any exchange or self-regulatory organization, when placing orders with Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch) or with unaffiliated brokers, give permission for Merrill Lynch or such other brokers to trade along with or ahead of the Portfolio order. When Portfolio decisions are made on an aggregated basis, the Adviser may in its discretion place a large order to purchase or sell a particular security for the Portfolio and the accounts of several other clients. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged and the Portfolio will be charged or credited with the average price; and the effect of the aggregation may operate on some occasion to the Portfolio's disadvantage. Although in such an instance the Portfolio will be charged the average price, the Adviser will make the information regarding the actual transactions available to the Trust upon the Trust's request. Neither the Adviser nor its affiliates, however, are required to bunch or aggregate orders.

                  l. The Adviser is hereby authorized to execute so much or all of the transactions for the Portfolio with or through itself or any of its affiliates as agent as the Adviser in its sole discretion shall determine, and may execute transactions in which the Adviser, its affiliates and/or their personnel have interests. In all such dealings, the Adviser and any of its affiliates shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to the Manager (except for the periodic reporting of information necessary to determine compliance with Rule 17e-1 under the 1940
Act), and the Adviser's fees as set forth herein shall not be abated thereby. The Adviser shall, with respect to transactions subject to Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder (or any similar rule which may be adopted in the future), use its best efforts to provide the Manager with information quarterly disclosing commissions, if any, retained by the Adviser's affiliates in connection with exchange transactions for Portfolio. The Adviser and its affiliates are also authorized to execute agency and other cross transactions (collectively "Cross transactions") for the Portfolio. Cross transactions are inter-account transactions which may be effected by the Adviser or its affiliates acting for both the Portfolio and the counterparty to the transaction. Cross transactions enable the Adviser to purchase or sell a block of securities for the Portfolio at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. The Adviser believes that such transactions can provide meaningful benefits for its clients. However, the Manager should note that the Adviser has a potentially conflicting division of loyalties and responsibilities regarding both parties to Cross transactions and that Merrill Lynch, or any of its affiliates if acting as broker, may receive commissions from both parties to such transactions. The Manager understands that its authority to the Adviser to execute Cross transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Adviser of written notice from the Manager, and that the failure to terminate such authorization will result in its continuation.

                  m. Notwithstanding anything on the contrary herein, and unless otherwise agreed, the Adviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Portfolio, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Portfolio assets, and the Manager acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Adviser agrees that it shall provide the Manager with any and all documentation or information relating to the Litigation as may reasonably be requested by the Manager.

                  3. Compensation of the Adviser. In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement. Neither the Manager nor the Adviser shall be responsible for payment of brokerage commissions, transfer fees, registration costs, taxes and other similar costs and transaction-related expenses and fees arising out of transactions in the Portfolio, which costs shall be charged to the Portfolio.

         4. Activities of the Adviser. The services of the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

         The Adviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 17j-1(b) of the 1940 Act, and shall not be subject to any other code of ethics, including the Manager's code of ethics, unless specifically adopted by the Adviser.

         5. Use of Names. The Adviser hereby consents to the Portfolio being named the BlackRock Large-Cap Core Portfolio. The Manager shall not use the names "BlackRock" or any of the other names of the Adviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Adviser shall not use the name of the Trust, the Manager or any of their affiliates in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Trust's name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

         The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "BlackRock" or any derivative or abbreviation thereof as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

         Upon termination of this Agreement for any reason, the Manager shall within 30 days cease and cause the Portfolio and the Trust to cease all use of the name and mark "BlackRock"

         6. Liability and Indemnification.

                  a. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

                  b. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any failure by the Manager to properly notify the Adviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation to which any of the Adviser Indemnitees may be subject or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Adviser Indemnitee for use therein.

         7. Limitation of Liability.

                  a. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

                  b. Without limitation, the Adviser shall not have breached any obligation to the Manager and shall incur no liability for losses resulting from: (i) the actions of the Manager or its previous advisers or its custodian or other agents; (ii) following directions of the Manager or the Adviser's failure to follow unlawful directions of the Manager, or (iii) force majeure or other events beyond the control of the Adviser, including without limitation any failure, default or delay in performance resulting from a third party's computer failure or breakdown in communications not reasonably with the control of the Adviser. No warranty is given by the Adviser as to the performance or profitability of the Account or any part thereof or that the investment objectives of the Portfolio including without limitation its risk control or return objectives, will be successfully accomplished. The Adviser shall not be responsible for any losses incurred after termination of this Agreement or liquidation of the Portfolio. The Adviser shall have no responsibility whatsoever for the management of any other assets of the Manager and shall incur no liability for any losses which may result from the management of such other assets.

         8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, 2007 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Manager and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio's outstanding voting securities.

         9. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.

         The Manager hereby consents to the disclosure to third parties of (i) investment results and other data of the Manager or the Portfolio in connection with providing composite investment results of the Adviser and (ii) investments and transactions of the Manager or the Portfolio in connection with providing composite information of clients of the Adviser.

         10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11. Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Adviser and its affiliates shall at no time have custody or physical control of the assets and cash in the Portfolio. The Manager shall instruct the custodian to act, within the limits of the Adviser's authority hereunder, in accordance with instructions from the Adviser. The Manager shall instruct the custodian or provide the Adviser with such periodic reports concerning the status of the Portfolio as the Adviser may reasonably request from time to time. The Manager will not change the custodian without giving the Adviser 15 calendar days prior written notice of its intention to do so together with the name and other relevant information with respect to the new custodian. The Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

         12. Information. The Manager hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Adviser hereunder, including a copy of Part II of the Adviser's Form ADV at least 48 hours prior to the Manager's execution of this Agreement, and any other information that the Manager or the Trustees deem necessary.

         13. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

         14. Notices. All directions by or on behalf of the Manager to the Adviser shall be in writing signed either by the Manager or by an authorized agent of the Manager or, if by telephone, confirmed in writing. The Adviser shall incur no liability whatsoever in relying upon any direction from, or document signed by, any person reasonably believed by it to be authorized to give or sign the same on behalf of the Manager, whether or not the authority of such person is then effective. Unless the Adviser reasonably believes that such statement is incorrect, the Adviser shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. Directions given by the Manager to the Adviser hereunder shall be effective only upon actual receipt by the Adviser and shall be acknowledged by the Adviser through its actions hereunder only, unless the Manager is advised by the Adviser otherwise.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                        MET INVESTORS ADVISORY LLC


                                        BY:
                                           -------------------------------------
                                            Authorized Officer

                                            Name:    ________________________
                                            Title:   ________________________


                                        BLACKROCK ADVISORS, LLC


                                        BY:
                                           -------------------------------------
                                            Authorized Officer


                                            Name:    ________________________
                                            Title:   ________________________






                                   SCHEDULE A




                                                     Percentage of average daily net assets

BlackRock Large-Cap Core Portfolio                    0.35% of first $250 million of such assets plus
                                                      0.325% of such assets over $250 million up to $500
                                                      million plus 0.300% of such assets over $500
                                                      million up to $1 billion plus 0.275% of such assets
                                                      over $1 billion up to $2 billion plus 0.225% of
                                                      such assets over $2 billion.


